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                                                                 EXHIBIT 8

GEOBIOTICS, INC.
3505 Breakwater Avenue                                  Tel: (510) 783-9060
Hayward, CA 94545                                      Fax: (510) 783-9059
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June 5, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated March 31, 1994, entitled "Progress Report: Research and Development of a Process for Economical Gold Extraction from Sulfide Ore, Gilt Edge Mine, South Dakota, Phase I" which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Very truly yours,

GEOBIOTICS, INC.


/s/ Desmond P. Kearns
President and CEO